                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-17235, 33-19437, and 33-30841) and in the Registration Statements on Form S-8 (Nos. 33-38747 and 33-59627) of Acme Metals Incorporated of our report dated January 23, 1998, except as to the Note entitled "Assets Held for Sale" which is as of March 10, 1998, appearing on page 38 in this Annual Report on Form 10-K.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Chicago, Illinois
March 17, 1998